Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each person whose signature appears below constitutes and appoints Terrence R. Curtin, Heath A. Mitts and John S. Jenkins, Jr., his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 and any and all amendments (including post-effective amendments) and supplements to this Registration Statement or any subsequent registration statement and all amendments thereto TE Connectivity plc may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Dated and effective as of the 1st of October 2024.

/s/ Terrence R. Curtin	/s/ Heath A. Mitts
Terrence R. Curtin, Chief Executive Officer and Director (Principal Executive Officer)	Heath A. Mitts, Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)

/s/ Robert J. Ott	/s/ Jean-Pierre Clamadieu
Robert J. Ott, Senior Vice President and Corporate Controller (Principal Accounting Officer)	Jean-Pierre Clamadieu, Director

/s/ Carol A. Davidson	/s/ Lynn A. Dugle
Carol A. Davidson, Director	Lynn A. Dugle, Director

/s/ William A. Jeffrey	/s/ Syaru Shirley Lin
William A. Jeffrey, Director	Syaru Shirley Lin, Director

/s/ Abhijit Y. Talwalkar	/s/ Mark C. Trudeau
Abhijit Y. Talwalkar, Director	Mark C. Trudeau, Director

/s/ Dawn C. Willoughby	/s/ Laura H. Wright
Dawn C. Willoughby, Director	Laura H. Wright, Director